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                                                            Exhibit 8(b)(xii)(a)

                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT

     This First Amendment dated as of July 16, 2010 to the Participation Agreement (the "Agreement"), effective January 1, 2008, between WELLS FARGO VARIABLE TRUST (the "Trust"); WELLS FARGO FUNDS DISTRIBUTOR, LLC (the "Distributor"); THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (the "Company"); and LINCOLN FINANCIAL DISTRIBUTORS, INC, (the "Insurance Underwriter").

     Schedule 4 of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE 4
                                   ----------
                         TRUST SHARE SERIES AND CLASSES
                                 AVAILABLE UNDER
                             EACH CLASS OF CONTRACTS

As of the effective date of this Amendment to the Participation Agreement, the following Tmst Classes and Series are available under the Contracts:

         CONTRACT MARKETING NAME                                   FUND/SERIES - SHARE CLASSES
------------------------------------------ -----------------------------------------------------------------------------
MultiFund 5                                Wells Fargo Advantage VT Intrinsic Value Fund (Class 2)
                                           Wells Fargo Advantage VT Omega Growth Fund (Class 2)
                                           Wells Fargo Advantage VT Small Cap Growth Fund (Class 2)
------------------------------------------ -----------------------------------------------------------------------------
Wells Fargo New Directions Core            Wells Fargo Advantage VT Index Asset Allocation Fund (Class 2)
Wells Fargo New Directions Access          Wells Fargo Advantage VT Intrinsic Value Fund (Class 2)
Wells Fargo New Directions Access 4        Wells Fargo Advantage VT Small Cap Growth Fund (Class 1 and Class 2)
                                           Wells Fargo Advantage VT
                                           International Equity (Class 2) Wells
                                           Fargo Advantage VT Omega Growth Fund
                                           (Class 1 and Class 2) Wells Fargo
                                           Advantage VT Total Return Bond Fund
                                           (Class 2) Wells Fargo Advantage VT
                                           Core Equity Fund (Class 2)
------------------------------------------ -----------------------------------------------------------------------------

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

     Effective Date: July 16, 2010

THE LINCOLN NATIONAL LIFE INSURANCE                   LINCOLN FINANCIAL DISTRIBUTORS, INC.
COMPANY
By:      /s/ Kevin J. Adamson                         By:      /s/ Thomas P. O'Neill
    ----------------------------------------              --------------------------------------
Name:    Kevin Adamson                                Name:    Thomas P. O'Neill
    ----------------------------------------              --------------------------------------
Title:   2nd Vice President                           Title:   COO
    ----------------------------------------              --------------------------------------


WELLS FARGO FUNDS DISTRIBUTOR, LLC                    WELLS FARGO VARIABLE TRUST

By:      /s/ Randy C. Henze                           By:      /s/ Andrew Owen
    ----------------------------------------              --------------------------------------
Name:    Randy C. Henze                               Name:    Andrew Owen
    ----------------------------------------              --------------------------------------
Title:   Executive Vice President                     Title:   Assistant Secretary
    ----------------------------------------              --------------------------------------